CERTIFICATE OF DESIGNATION
                                       OF
                       NETTER DIGITAL ENTERTAINMENT, INC.
                             A Delaware Corporation


         The undersigned, Douglas Netter and John Copeland, certify that:

     1. They are the president and secretary, respectively, of Netter Digital Entertainment, Inc., a Delaware corporation (the "Corporation").

     2. The authorized number of shares of Preferred Stock of the Corporation is Two Million (2,000,000), none of which has been issued.

     3. The board of directors of the Corporation duly adopted the following recitals and resolutions:

     WHEREAS, the certificate of incorporation authorizes the Preferred Stock of the Corporation to be issued in series and authorizes the board of directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series; and

     WHEREAS, the board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix and determine the designation thereof; and

     WHEREAS, the Corporation has not heretofore issued any shares or series of such Preferred Stock, and the board of directors desires, pursuant to its authority as aforesaid, to designate a series thereof and to determine and fix the rights, preferences, privileges and restrictions relating to said series of Preferred Stock, and the number of shares constituting said series, and has determined that such actions would be in the best interest of the Corporation and its stockholders;

          NOW, THEREFORE, BE IT RESOLVED, that the board of directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, said initial series of Preferred Stock as follows:

               A. Designation and Amount. This series of Preferred Stock shall be designated as Series A Convertible Preferred Stock (the "Series A

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          Convertible  Preferred  Stock"),  and the authorized  number of shares constituting such series shall be One Million Two Hundred Thousand (1,200,000).

               B. Dividend Provisions.

                    (i) Series A  Convertible  Preferred  Stock  Dividends.  The
               holders of shares of Series A Convertible Preferred Stock shall be entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the common stock of this Corporation ("Common Stock"), at the rate of 10% per annum, payable in shares of Series A Convertible Preferred Stock (i.e. for every 10 shares of Series A Convertible Preferred Stock held, the holder shall receive 1 share of Series A Convertible Preferred Stock as a dividend each year). The dividend shall be payable semi-annually, commencing six months after the first closing of the offering in which the Series A Convertible Preferred Stock is first sold. Such dividends shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current semi-annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A Convertible Preferred Stock shall not bear interest. Dividends payable on the Series A Convertible Preferred Stock for any period less than a full dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

               Holders of Series A Convertible Preferred Stock shall not receive fractional shares of Series A Convertible Preferred Stock as dividends; provided, however, such fractional shares shall carry over from dividend payment period to dividend payment period until such fractional shares become a whole share, at which point such whole share shall be paid as a dividend. Notwithstanding the foregoing, each Holder of Series A Convertible Preferred Stock shall be entitled to multiply the number of shares of Series A Convertible Preferred Stock held by any fractional share representing any unpaid part of a dividend on a share of Series A Convertible Preferred Stock, and the Holder shall receive such number of whole shares of Series A Convertible Preferred Stock as such product shall equal, and any remaining fractional share shall be equally allocated to all then outstanding shares of Series A Convertible Preferred Stock held by such Holder. Notwithstanding the above, fractional shares shall not accrue dividends or entitle holders to dividends on such fractional shares during the period such fractional shares are being carried over.


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

               Unless full dividends on the Series A Convertible Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock, and (B) except as provided in Section C below, no shares of Common Stock shall be purchased, redeemed, or acquired by the Corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

                    (ii) Common  Stock  Dividend.  In the event the  Corporation grants dividends on its Common Stock ("Common Stock Dividend"), the Series A Convertible Preferred Stock shall participate in such Common Stock Dividend by receiving 50% of the Common Stock Dividend payable on a share of Common Stock for every share of Common Stock into which a share of Series A Convertible Preferred Stock is convertible.

               C. Liquidation Preference of Series A Convertible Preferred Stock. Other than the Series A Convertible Preferred Stock, including without limitation, any liquidation preference set forth in this section (C), in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                    (i) The  holders  of Series A  Convertible  Preferred  Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any other outstanding security of the Corporation, including the Common Stock, by reason of their ownership of such stock, the amount of $9.00 per share plus the amount of any accrued, but unpaid dividend (adjusted for any stock split, stock combination, consolidation, stock distribution, or stock dividend with respect to such shares) (the "Liquidation Preference"). If the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in such a manner that the amount distributed to each holder of Series A Convertible Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Series A Convertible Preferred Stock then held by such holder, and the denominator of which shall be the total number of shares of Series A Convertible Preferred Stock then outstanding.



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

                    (ii) After payment to the holders of the Series A Convertible Preferred Stock of the Liquidation Preference as set forth in Section C(i) above, the holders of the Common Stock shall be entitled to receive from the assets and funds of the Corporation then legally available for distribution, if any, the amount of $9.00 per share for each share of Common Stock then held by them. If the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full $9.00 per share, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in such a manner that the amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding.

                    (iii)After payment to the holders of the Series A Convertible Preferred Stock of the Liquidation Preference as set forth in Section C(i) above and the Common Stock as set forth in C(ii) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Convertible Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have the right to acquire upon conversion of the shares of Series A Convertible Preferred Stock then held by them.

                    (iv) Whenever the distribution  provided for in this Section
               C shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Corporation's board of directors.

                    (v) Neither a  consolidation  or merger of the Company  with another corporation, a statutory share exchange by the Company nor a sale or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

               D. Redemption.

                    (i) Voluntary Redemption.

                         (a) At any  time  and  from  time  to  time  after  the
                    issuance of the Series A Convertible Preferred Stock, the Corporation may,

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

                    at the option of the board of directors, and out of the assets at the time legally available therefor, redeem all or part (selected pro rata from among all of the shares of Series A Convertible Preferred Stock) of the outstanding shares of Series A Convertible Preferred Stock at the Redemption Price as defined in subsection (ii) below. The Corporation shall give written notice by mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock to be redeemed at least thirty (30) days prior to the date specified for redemption (a "Redemption Date"). The notice shall further call upon such holders to surrender to the Corporation on or before the Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed and shall state that, in lieu of redemption, a holder may, prior to the Redemption Date, convert its Series A Convertible Preferred Stock into Common Stock in accordance with Section E below. Upon sending notice of redemption, the holders of the Series A Convertible Preferred Stock shall no longer be entitled to dividends that have not accrued on or before the date of notice. On the Redemption Date, the Series A Convertible Preferred Stock called for redemption by the Corporation shall be deemed redeemed and cease to be outstanding. On or after the Redemption Date, each holder of shares of Series A Convertible Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation, except that such number of shares shall be reduced by the number of shares which have been converted into Common Stock between the date of notice and the Redemption Date, at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. In the event less than all the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. Any shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                         (b) The  Series A  Convertible  Preferred  Stock may be
                    redeemed at a cash price equal to Nine Dollars ($9.00) per share adjusted for any stock split, stock combination, consolidation, stock distribution or stock dividend with respect to such shares (the "Redemption Price").

                         (c) From and after the  Redemption  Date,  unless there
                    shall  have  been a default  in  payment  of the  Redemption
                    Price, all rights of the holders with respect to such redeemed shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.


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

               E. Voting. Except as otherwise required by law, the shares of Series A Convertible Preferred Stock shall vote with the shares of Common Stock, on all matters on which the shares of Common Stock are entitled to vote, as if the shares of Series A Convertible Preferred Stock and the shares of Common Stock were one class of stock. Holders of Series A Convertible Preferred Stock will be entitled to such number of votes equal to the number of shares of Common Stock into which such Holder's shares of Series A Convertible Preferred Stock are convertible on the record date for such vote. In addition, if four semi-annual dividends payable on the Series A Convertible Preferred Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of the Corporation will be increased by two and the holders of shares of Series A Convertible Preferred Stock, voting together as a class, will have the right to elect two additional directors to serve on the Company's Board of Directors at an annual meeting of stockholders or special meeting held in place thereof, or at a properly called special meeting of the holders of the Series A Convertible Preferred Stock and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such dividends in arrears and dividends for the current quarterly period on the Series A Convertible Preferred Stock have been paid or declared and set aside for payment.

               F. Conversion Rights. The holders of Series A Convertible Preferred Stock shall have conversion rights ("Conversion Rights") as follows:

                    (i) Right to Convert.

                         (a) Subject to  subsection  (iii) below,  each share of
                    Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of this Corporation or any transfer agent for the Series A Convertible Preferred Stock, into three paid and nonassessable share of Common Stock. The one-for-three conversion ratio shall hereinafter be referred to as the "Conversion Ratio".

                         (b) In the event of a call for redemption of any shares
                    of Series A Convertible Preferred Stock pursuant to Section D hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price in which case the Conversion Rights shall continue until the date such Redemption Price is paid in full.

                    (ii) Mechanics of Conversion.  Before any holder of Series A
               Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the

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

               Series A Convertible Preferred Stock and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                    (iii)Conversion  Ratio  Adjustment of Preferred  Stock.  The
               Conversion Ratio of the Series A Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                         (a) In the event the Corporation  should at any time or
                    from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of consideration at fair market value by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio of the Series A Convertible Preferred Stock shall be adjusted so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                         (b) If the number of shares of Common Stock outstanding
                    at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio for the Series A Convertible Preferred Stock shall be adjusted so that the number of shares of Common

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

                    Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                         (c) In the  event  this  Corporation  shall  declare  a
                    distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, or assets (excluding dividends, rights, warrants and distributions referred to in F(iii)(a) and (b) above, and cash dividends and distributions) or options or rights not referred to in subsection F(iii)(a), then, in each such case for the purpose of this subsection F(iii)(c), the holders of the Series A Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                         (d) In case, at any time after the date hereof,  of any
                    capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series A Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A
                    Convertible Preferred Stock into Common Stock. The provisions of this clause (d) shall similarly apply to
                    successive        reorganizations,        reclassifications,
                    consolidations, mergers, sales or other dispositions but shall not apply to transactions provided for in paragraph 3.C hereof.


                         (e) The Conversion Ratio of Series A Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) If the  Corporation  hereafter  shall  issue any  Common
               Stock for a  consideration  per share  less than the  product  of
               (x) $9.00 and (y) the Conversion Ratio, as adjusted, (the "Conversion Price") in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by

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

               subparagraphs 3.F(iii)(a), (b), (c), and (d), then, and in each such case, the Conversion Ratio in effect immediately after each such issuance shall forthwith (except as provided in this paragraph 5(e)) be adjusted to a ratio equal to the product of
               (AA) the Conversion Ratio and (BB) the quotient obtained by dividing:

               (CC) an amount equal to the sum of

                    (xx) the total number of shares of Common Stock  outstanding
                         (including any shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, or deemed to have been issued pursuant to subdivision
                         (C)(2), (3) and (4) of this clause (i) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (C)(1) of this clause (i)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                    (yy) the consideration received by the Corporation upon such issuance, by

               (DD) the total  number of  shares  of  Common  Stock  outstanding
                    (including any shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock or deemed to have been issued pursuant to subdivision (C)(2),
                    (3) and (4) of this clause (i) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision
                    (C)(1) of this clause (i)) immediately after the issuance of such Common Stock multiplied by the Conversion Price in effect immediately prior to such issuance.

          Except to the limited extent provided for in clauses (C)(3) and (C)(4) below, no adjustment of any Conversion Ratio pursuant to this subparagraph 3.F.(iii)(e)(i) shall have the effect of increasing such Conversion Ratio above the Conversion Ratio in effect immediately prior to such adjustment. For the purposes of this subparagraph 3.F.(iii)(e)(i), the following provisions shall be applicable:

                              (A) In the case of the  issuance  of Common  Stock
                         for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B) In the case of the  issuance  of Common  Stock
                         for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the

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

                         over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                              (C) In the case of the issuance of  (i) options to
                         purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock, or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (1) the aggregate maximum number of shares of
                              Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                   (2) the aggregate maximum number of shares of
                              Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses
                              (A) and (B) above);

                                   (3) upon any  change in the  number of shares
                              of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or upon any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Ratio shall forthwith be recomputed to reflect such change; and

                                   (4) on the  expiration of any such options or
                              rights,  the  termination  of any such  rights  to
                              convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Ratio shall forthwith be readjusted to such Conversion Ratio as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or

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

                              exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                         (f) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of a series of Series A Convertible Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Series A Convertible Preferred Stock is then convertible.

                         (g) For the purpose of any computation pursuant to this
                    paragraph 3.F.(iii), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Convertible Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

                         (h) The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment.

                         (i) No shares of Series A Convertible  Preferred  Stock
                    which have been converted into Common Stock after the original issuance thereof shall ever again be

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

                    reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

                         (j) No  adjustment  of the  Conversion  Ratio  will  be
                    required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Ratio. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.


                    (iv) No Fractional Shares and Certificate as to Adjustments.

                         (a) No fractional shares shall be issued upon conversion of the Series A Convertible Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. Consonant with the foregoing, each Holder of Series A Convertible Preferred Stock shall be entitled to multiply the number of shares of Series A Convertible Preferred Stock held by any fractional share of common stock issuable upon conversion for a share of Series A Convertible Preferred Stock, and the Holder shall receive such number of whole shares of Common Stock as such product shall equal, rounded to the nearest whole share.

                         (b) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of Series A Convertible Preferred Stock pursuant to this Section F, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Ratio at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Convertible Preferred Stock.

                    (v) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized

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

               but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Convertible Preferred Stock, this Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (vi) Notices.  Any notice required by the provisions of this
               Section F to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                    (vii)Protective  Provisions. In addition to any other rights provided by law, so long as at least 150,000 shares of Series A Convertible Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock:

                         (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or bylaws if such action would materially alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Convertible Preferred Stock;

                         (b) authorize or issue any class or series of equity securities having any preference or priority as to voting, dividends or distribution of assets upon liquidation, merger or otherwise which is superior to or on a parity with any such preference or priority of the Series A Convertible Preferred Stock;

                         (c) declare or pay a dividend on any shares of Common Stock or other shares of capital stock of the Corporation which are junior to the Series A Convertible Preferred Stock in liquidation preference if any dividend on the Series A Convertible Preferred Stock for the then current fiscal year remains unpaid;

                         (d) authorize a merger, consolidation, recapitalization
                    or reorganization of the Corporation or any other transaction or related series of transactions pursuant to which the shareholders of the Corporation would own less than 50% of the voting securities of the surviving Corporation or authorize the sale of all or substantially all of the assets of the Corporation; or

                         (e) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of Common Stock, except pursuant to paragraph 4 and except from employees, advisors, officers, directors and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association.

          RESOLVED FURTHER, that the President and Secretary of the Corporation are hereby authorized and directed to prepare and file a Certificate of Determination of Netter Digital Entertainment, Inc., a Delaware corporation, in accordance with the foregoing resolutions and the provisions of Delaware law.







                  [Remainder of page left intentionally blank]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on October 18, 1996.



                                               /s/ Douglas Netter
                                               _______________________________
                                               Douglas Netter, President


                                               /s/ John Copeland

                                               John Copeland, Secretary





     The undersigned, and each of them, declare under penalty of perjury of the laws of the State of Delaware that they have read the foregoing Certificate of Determination and know the contents thereof, and that the same is true of their own knowledge.

     Executed at North Hollywood, California, on October 18, 1996.



                                               /s/ Douglas Netter
                                               ______________________________
                                               Douglas Netter, President


                                               /s/ John Copeland
                                               ______________________________
                                               John Copeland, Secretary




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